UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2011

KUNEKT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53561
(Commission File Number)

26-1173212
(IRS Employer Identification No.)

Unit 1, 12/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
(Address of principal executive offices, Zip Codes are not applicable in Hong Kong)

+852 2824 8178
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 29, 2011, Kunekt Corporation (“Kunekt”) entered into a master agreement (the “Master Agreement”) with Ya Zhu Silk, Inc. (“YaZhu”), AMS-INT Asia Limited (“AMS”), Ferngrui Yue (“Yue”), Guangzhou Xingwei Communications Technology Ltd. Inc. (“XingWei”), Matt Li (“Li”), Beijing Yiyueqiji Science and Technology Development Ltd. Inc. (“Yiyueqiji”), and Mark Bruk (“Bruk”) whereby the parties agreed to the following:

•
the following agreements, which were subject to regulatory approval, including the issuance by the British Columbia Securities Commission of an order varying its temporary cease trade order issued against Kunekt, which Kunekt has been unable to obtain, are not valid and are terminated and cancelled:

o
a share exchange agreement dated January 20, 2011, as amended on March 31, 2011, among AMS, Yue, XinWei, and Kunekt, whereby Kunekt agreed to acquire all of the shares held by Yue in the capital of AMS in exchange for the issuance of a total of 2,400,000 common shares in the capital stock of Kunekt and 60,480 preferred shares in the capital stock of Kunekt (the “Yu Kunekt Shares”),

o
a share vesting and repurchase option agreement dated March 31, 2011 between Kunekt and Yue, whereby Yue agreed that the Yu Kunekt Shares would be subject to a release schedule and all unreleased shares could be bought back by Kunekt for nominal consideration,

o
a share exchange agreement dated January 20, 2011, as amended on March 31, 2011, among AMS, Li, Yiyueqiji, and Kunekt, whereby Kunekt agreed to acquire all of the shares held by Li in the capital of AMS in exchange for the issuance of a total of 27,600,00 common shares in the capital stock of Kunekt and 695,520 preferred shares in the capital stock of Kunekt (collectively, the “Li Kunekt  Shares”),

o
a share vesting and repurchase option agreement dated March 31, 2011 between Kunekt and Li, whereby Li agreed that the Li Kunekt Shares would be subject to a release schedule and all unreleased shares could be bought back by Kunekt for nominal consideration,

o
an exclusive distribution and sales agency agreement dated March 24, 2011 between Kunekt and Yiyueqiji, whereby Kunekt obtained the exclusive rights for the world to market, distribute and sell certain products and services in consideration of Kunekt marketing the products and services under its Kunekt brand and transferring management skills in smartphones to Yiyueqiji, and

o
an exclusive distribution and sales agency agreement dated March 27, 2011 between Kunekt and XinWei, whereby Kunekt obtained the exclusive rights for the world to market, distribute and sell certain products and services in consideration of Kunekt marketing the products and services under its Kunekt brand and transferring management skills in smartphones to XinWei;

•
immediately upon the signing of the Master Agreement, YaZhu, Yue, and XinWie will enter into a share exchange agreement, whereby YaZhu will acquire all of the Shares of AMS held by Yue in exchange for the issuance of 1,200,000 shares in the common stock of YaZhu (each, a “YaZhu Share”);

•
immediately upon the signing of the Master Agreement, YaZhu, Li, and Yiyueqiji will enter into a share exchange agreement, whereby YaZhu will acquire all of the Shares of AMS held by Li in exchange for the issuance of 3,384,000 YaZhu Shares;

•	immediately upon the signing of the Master Agreement, Kunekt and AMS will enter into a license agreement, as described below;

•	immediately upon the signing of the Master Agreement, Kunekt and YaZhu will enter into an asset purchase agreement, as described below;

•
if Kunekt completes a distribution of the YaZhu Shares to the shareholders of Kunekt, within 10 days of the completion of such distribution, Bruk will cancel such number of YaZhu Shares such that Bruk will have no more than 148,917 YaZhu Shares; and

•	immediately upon the signing of the Master Agreement, all of the parties to the Master Agreement will enter into a registration rights agreement, as described below.

On June 29, 2011 and pursuant to the Master Agreement, Kunekt and AMS entered into a non-exclusive trademark license agreement (the “License Agreement”), whereby Kunekt granted to AMS the right to use its trademarks throughout the world in exchange for a royalty of one half of one percent of the gross revenues produced by AMS, which shall be paid within 30 days of the termination of the License Agreement. The License Agreement will terminate upon the earlier of: (i) six months from June 29, 2011; (ii) the closing of the Asset Purchase Agreement (as defined below), or (iii) such other date as is mutually agreed to by the parties hereto. Kunekt may terminate the License Agreement by delivering written notice to AMS and AMS may terminate the License Agreement by delivering 30 days written notice to Kunekt.

On June 29, 2011 and pursuant to the Master Agreement, Kunekt and YaZhu entered into an asset purchase agreement (the “Asset Purchase Agreement”), whereby Kunekt agreed to sell all of its assets (the “Assets”) to YaZhu (the “Sale”) in consideration of the issuance of 2,480,000 YaZhu Shares to Kunekt. The Sale is subject to Kunekt receiving the approval from its shareholders for the Sale. The closing of the Sale will take place on the later of (i) five business days after Kunekt receives shareholder approval for the Sale; (ii) five business days after the date that AMS, Yiyueqiji and Xinwei provide YaZhu with the information necessary and in the proper form to file a Current Report on Form 8-K that contains Form 10 information about YaZhu after the acquisition of AMS, as required by Item 2.01(f) of Form 8-K, including the consolidated audited financial statements for AMS, Yiyueqiji and Xinwei, or (iii) such other date as the parties hereto mutually agree (the “Closing Date”). Kunekt agreed to use commercially reasonable efforts to obtain approval for the Sale from its shareholders.

On June 29, 2011 and pursuant to the Master Agreement, YaZhu, Kunekt, AMS, Li, Yue, Yiyueqiji, Xinwei and Bruk entered into a registration rights agreement (the “Registration Rights Agreement”) whereby YaZhu agreed to register all YaZhu shares issued pursuant to the Master Agreement or agreements entered into pursuant to the Master Agreement within 120 days of June 30, 2011. YaZhu agreed to pay a penalty provision of 1.5% of the deemed value of the YaZhu Shares, being $1.00 per YaZhu Share, per month if the YaZhu Shares are not registered within 120 days of June 30, 2011. YaZhu agreed to pay all of the expenses of the registration.

In addition to any other rights Kunekt might have under any other agreement, if the YaZhu Shares issued pursuant to the Asset Purchase Agreement are not registered pursuant to an effective registration statement (pursuant to the Registration Rights Agreement) within 240 days of the Closing Date, YaZhu shall execute and deliver to Kunekt all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer the Asset to Kunekt, free and clear of all encumbrances, or any contract to create an encumbrance, unless such encumbrance is permitted by Kunekt.

Pursuant to a share subscription agreement (the “Share Subscription Agreement”) entered into between Kunekt and a subscriber (the “Subscriber”), the Subscriber transferred $1,750,000 (the “Advance”) to Kunekt as an interest free loan and as consideration for the issuance of 1,223,777 common shares in the capital of Kunekt (each, a “Kunekt Share”) at a price of $1.43 per Kunekt Share. Due to a temporary cease trade order issued by the British Columbia Securities Commission prohibiting the trading in the securities of Kunekt, Kunekt has been unable to close the transactions contemplated by the Share Subscription Agreement, including the issuance of any Kunekt Shares to the Subscriber. On June 29, 2011, Kunekt, the Subscriber, and AMS entered into an agreement, whereby the Advance made by the Subscriber to Kunekt was forgiven in exchange for the payment of $784,000 from Kunekt to the Subscriber and the assignment of a promissory note issued by AMS to Kunekt in the amount of $216,000 to the Subscriber.

Item 1.02                      Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this item and is hereby incorporated into this Item 1.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUNEKT CORPORATION

By: /s/ Mark Bruk
Mark Bruk
Chief Executive Officer

Dated: July 6, 2011